EXHIBIT 10.9

DEMAND PROMISSORY NOTE

$U.S. 200,000.00	Date: July 23, 2010

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Yuan-Hao Chang, the sum of Two Hundred Thousand dollars ($200,000.00), together with interest of 8% per annum compounded daily on the unpaid balance. The entire principal and any accrued interest shall be fully and immediately payable UPON DEMAND of any holder hereof.

Upon default in making payment within 5 days of demand, and providing this note is turned over for collection, the undersigned agrees to pay all reasonable legal fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the State of New York. All parties to this note waive presentment, notice of non-payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party, extension or modification of terms, or discharge of any collateral for this note.

In the event payment is not timely made with respect to this Note, interest due hereon will accrue on the unpaid balance of the principal and the interest accrued and unpaid at the rate of 16% per annum, compounded daily, from and after the date of such failure to pay.

NOTICE TO BORROWER: THIS IS A DEMAND NOTE AND SO MAY BE COLLECED BY THE LENDER AT ANY TIME.  A NEW NOTE MUTUALLY AGREED UPON AND SUBSEQUENTLY ISSUED MAY CARRY A HIGHER OR LOWER RATE OF INTEREST.

GOOD HARBOR ACQUISITON CORP.

Witnessed:

	By:	/s/Parsh Patel
[Witness’s signature]		Parsh Patel, Chief Executive Officer

[Witness’s typed or printed name]